As filed with the Securities and Exchange Commission on March 19, 1997

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                  --------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                  --------------------------------------------

                             THE TJX COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                                  04-2207613
(State or other jurisdiction                                   (I.R.S. Employer
of incorporation or organization)                            Identification No.)


                               770 Cochituate Road
                         Framingham, Massachusetts 01701

                  --------------------------------------------
          Address of principal executive offices, including zip code)

           THE TJX COMPANIES, INC. GENERAL SAVINGS/PROFIT SHARING PLAN

                           ---------------------------

                            (Full title of the plan)

                               Donald G. Campbell
                             The TJX Companies, Inc.
                               770 Cochituate Road
                         Framingham, Massachusetts 01701
                                 (508) 390-1000

                  --------------------------------------------

 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE


 Title of Securities       Amount to be          Proposed maximum            Proposed maximum          Amount of
 to be registered(1)       registered            offering price              aggregate offering        registration
                                                 per share(2)                price(2)                  fee
Common Stock,
par value $.01             1,000,000 shares      $ 45.75                     $ 45,750,000              $ 13,863.64

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The proposed maximum offering price has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of The TJX Companies, Inc. Common Stock, par value $0.01, reported on the New York Stock Exchange Composite Transactions Tape on March 18, 1997 .

                            Exhibit Index on page 8;
                              Page 1 of 8 pages.

--------------------------------------------------------------------------------
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



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         In accordance with Rule 428 under the Securities Act of 1933, as amended, and the instructional note to Part I of Form S-8, the information required by Part I to be contained in the Section 10(a) prospectus has been omitted from this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         The TJX Companies, Inc. (the "Company") hereby incorporates the following documents herein by reference:

(a) The Company's Annual Report on Form 10-K for the year ended January 27, 1996 filed with the Securities and Exchange Commission (the "Commission") under Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act").

(b) The Company's quarterly report(s) on Form 10-Q for the quarters ended April 27, 1996, July 27, 1996 and October 26, 1996 filed with the Commission pursuant to Section 13(a) of the Exchange Act.

(c) The Company's Current Reports on Form 8-K dated as of May 24, 1996, June 18, 1996, August 13, 1996, October 18, 1996 and December 9, 1996;

(d) The Company's Amendment No. 4 on Form 8-A/A dated June 3, 1996 to the Company's Registration Statement on Form 8-A in respect of the Common Stock, including without limitation the description of the Common Stock set forth therein; and

(e) The consolidated financial statements of Marshalls of Roseville, Minn., Inc. and the unaudited pro forma condensed consolidated financial statements of the Company set forth in the Company's Amendment No. 1 on Form 8-K/A dated November 17, 1995 (filed January 31, 1996).

All  documents  subsequently  filed by the  Registrant  or the Plan  pursuant to
Section 13(a), Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

         The Registrant has entered into indemnification agreements with each of its directors and officers indemnifying them against expenses, settlements, judgments and fines incurred in connection with any threatened, pending or completed action, suit, arbitration or proceeding, where the individual's involvement is by reason of the fact that such person is or was a director or officer or served at the Company's request as a director of another organization (except that indemnification is not provided against judgments and fines in a derivative suit unless permitted by Delaware law). An individual may not be indemnified if such person is found not to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, except to the extent Delaware law permits broader contractual indemnification. These indemnification agreements provide procedures, presumptions and remedies which substantially strengthen the indemnification rights beyond those provided by the Registrant's Restated Certificate of Incorporation (the "Certificate") and by Delaware law.

         The Registrant's Certificate provides that each person who was or is made a party to, or is involved in, any action, suit, preceding or claim by reason of the fact that he or she is or was a director, officer or employee of the Registrant (or is or was serving at the request of the Registrant as a director, officer, trustee, employee or agent of any other enterprise including service with respect to employee benefit plans) shall be indemnified and held harmless by the Registrant, to the full extent permitted by Delaware law, as in effect from time to time, against all expenses (including attorneys' fees and expenses), judgements, fines, penalties and amounts to be paid in settlement incurred by such person in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim.

         The rights to indemnification and the payment of expenses provided by the Registrant's Certificate do not apply to any action, suit, proceeding or claim initiated by or on behalf of a person otherwise entitled to the benefit of such provisions. Any person seeking indemnification under the Registrant's Certificate shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. The Registrant's Certificate provides that the rights to indemnification and the payment of expenses provided thereby shall not be exclusive of any other right which any person may have or acquire under any statute, provision of the Registrant's Certificate or By-laws, or otherwise. Any repeal or modification of such indemnification provisions shall not adversely affect any right or protection of a director or officer with respect to any conduct of such director or officer occurring prior to such repeal or modification.

         Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividend and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant has provided in its Certificate that its directors shall be exculpated from liability as provided under Delaware law.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

Exhibit

4.1      The TJX Companies, Inc. General Savings/Profit Sharing Plan.

4.2 Second Restated Certificate of Incorporation filed June 5, 1985 (incorporated by reference to Exhibit (3i)(a) of the Form 10-K filed for the fiscal year ended January 28, 1995).

4.3      Certificate   of   Amendment   of  Second   Restated   Certificate   of
         Incorporation  filed June 3, 1986 (incorporated by reference to Exhibit
         (3i)(b) of the Form 10-K for the fiscal year ended January 28, 1995).

4.4      Certificate   of   Amendment   of  Second   Restated   Certificate   of
         Incorporation  filed June 2, 1987 (incorporated by reference to Exhibit
         (3i)(c) of the Form 10-K for the fiscal year ended January 28, 1995).

4.5      Certificate   of   Amendment   of  Second   Restated   Certificate   of
         Incorporation filed June 20, 1989 (incorporated by reference to Exhibit
         (3i)(d) of the Form 10-K for the fiscal year ended January 28, 1995).

4.6 The by-laws of the Company, as amended (incorporated by reference to Exhibit (3ii) of the Form 10-K for the fiscal year ended January 28,
         1995).

5.1      Opinion of Ropes & Gray.

23.1     Consent of Coopers & Lybrand LLP.

23.2     Consent of KPMG Peat Marwick LLP.

23.3     Consent of Ropes & Gray (included in Exhibit 5).

24. Powers of Attorney (included in Part II of the Registration Statement under the caption "signatures").

In lieu of certain exhibit requirements, the Company will submit or has submitted The TJX Companies, Inc. General Savings/Profit Sharing Plan (the "Plan") and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9.  Undertakings.
         ------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) to file,  during any  period in which  offers or sales are being made, a post-effective  amendment to this registration statement,
         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Framingham, Commonwealth of Massachusetts.

                                     THE TJX COMPANIES, INC.

                                     By:/s/ Donald G. Campbell
                                        ----------------------
                                            Donald G. Campbell
                                     Executive Vice President - Finance

Dated: March 18, 1997

         Each person whose signature appears below constitutes and appoints Bernard Cammarata, Donald G. Campbell and Jay H. Meltzer, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.


/s/ Bernard Cammarata                                 /s/ Donald G. Campbell
---------------------------------------------         --------------------------
Bernard Cammarata, President, Chief Executive         Donald G. Campbell,
    Officer and Director                               Executive Vice President
                                                       -Finance and Principal
                                                       Financial and Accounting
                                                       Officer


/s/ Phyllis B. Davis                                  /s/ Dennis F. Hightower
--------------------------                            --------------------------
Phyllis B. Davis, Director                            Dennis F. Hightower,
                                                       Director


/s/ Richard G. Lesser                                 /s/ Arthur F. Loewy
---------------------------                           --------------------------
Richard G. Lesser, Director                           Arthur F. Loewy, Director


/s/ John M. Nelson                                   /s/ John F. O'Brien
------------------------                             ---------------------------
John M. Nelson, Director                             John F. O'Brien, Director


/s/ Robert F. Shapiro                                /s/ Willow B. Shire
---------------------------                          ---------------------------
Robert F. Shapiro, Director                          Willow B. Shire, Director


/s/ Burton S. Stern                                  /s/ Fletcher H. Wiley
-------------------------                            ---------------------------
Burton S. Stern, Director                            Fletcher H. Wiley, Director

Dated: March 18, 1997

         Pursuant to the requirements of the Securities Act of 1933, the plan administrator of The TJX Companies, Inc. General Savings/Profit Sharing Plan has duly caused this registration statement to be signed on its behalf, thereunto duly authorized in the City of Framingham, The Commonwealth of Massachusetts on this day of March 18, 1997.

                                                THE TJX COMPANIES, INC. GENERAL
                                                SAVINGS/PROFIT SHARING PLAN


                                                By:/s/ Mark Jacobson
                                                   -----------------------------
                                                Name:  Mark Jacobson
                                                Title: Plan Administrator

                                 EXHIBIT INDEX




Number        Title of Exhibit                                       Page
------        ----------------                                       ----

4.1           The TJX Companies, Inc. General Savings/Profit
              Sharings Plan.

4.2           Second Restated Certificate of Incorporation filed
              June 5, 1985 (incorporated by reference  to Exhibit
              (3i)(a) of the Form 10-K filed for the fiscal year ended January 28, 1995).


4.3           Certificate of Amendment of Second Restated
              Certificate of Incorporation  filed June 3, 1986
              (incorporated by reference to Exhibit (3i)(b) of the Form 10-K for the fiscal year ended January 28, 1995).





4.4 Certificate of Amendment of Second Restated Certificate of Incorporation filed June 2, 1987 (incorporated by reference to Exhibit (3i)(c) of the Form 10-K for the fiscal year ended January 28, 1995).




4.5 Certificate of Amendment of Second Restated Certificate of Incorporation filed June 20, 1989 (incorporated by reference to Exhibit (3i)(d) of the Form 10-K for the fiscal year ended January 28, 1995).





4.6 The by-laws of the Company, as amended (incorporated by reference to Exhibit (3ii) of the Form 10-K for the fiscal year ended January 28, 1995).




5.1           Opinion of Ropes & Gray.


23.1          Consent of Coopers & Lybrand LLP.

23.2          Consent of KPMG Peat Marwick LLP.

23.3          Consent of Ropes & Gray (included in Exhibit 5.1)


24. Powers of Attorney (included in Part II of the Registration Statement under the caption "Signatures").